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                                                                    EXHIBIT 10.1

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GE CAPITAL
FLEET SERVICES
                                                          MASTER LEASE AGREEMENT

This Master Lease Agreement (the "Agreement") is entered into by and between Geico Corporation, a Minnesota corporation, doing business as GE Capital Fleet Services ("GECFS"), and the undersigned (the "Customer"). If more than one party executes this Agreement as Customer, each shall be jointly and severally liable hereunder.

1. LEASE; DISCLAIMER. GECFS hereby agrees to lease to Customer and Customer hereby agrees to lease from GECFS certain Vehicles for use in its business. Customer shall order a Vehicle for lease by placing a noncancelable Vehicle Order. Customer's Vehicle Order shall authorize GECFS to purchase such Vehicles subject to the then current warranty of the manufacturer, GECFS hereby assigns the manufacturer's warranty to Customer for the Lease Term. CUSTOMER AGREES THAT GECFS IS NOT THE MANUFACTURER, DESIGNER OR DISTRIBUTOR OF THE VEHICLES AND THAT EACH VEHICLE ORDERED IS OF A DESIGN SELECTED BY CUSTOMER AND SUITABLE FOR ITS PURPOSES. GECFS MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE INCLUDING, BUT NOT LIMITED TO: THE MERCHANTABILITY OR OTHERS FOR A PARTICULAR PURPOSE OF A VEHICLE; THE DESIGN, QUALITY OR CAPACITY OF A VEHICLE; OR COMPLIANCE OF A VEHICLE WITH APPLICABLE LAW.

2. DELIVERY. Customer shall take delivery within 3 business days of notice that the Vehicle is available. If Customer fails to do so, GECFS may, for purposes of beginning rental charges, treat such 3rd business day as the date of acceptance. Customer shall inspect a Vehicle at the location of delivery for conformity to the Vehicle Order. Customer's removal of the Vehicle from such location shall constitute acceptance of the Vehicle. If Customer requests that GECFS, prior to delivery to Customer, deliver one or more Vehicles to a Customer-specified upfitter, body company, Installer or other third party and/or obtain certain equipment or parts from a specific vendor (each, a "Vendor"), then a) GECFS' warranty disclaimer shall apply to any work performed or parts and/or accessories added to the Vehicle by any Vendor or any equipment or parts purchased from a Vendor, b) Customer's covenants of indemnity and insurance shall be effective upon the earlier of delivery of a Vehicle to Vendor or Customer, and c) Customer assumes all risks of doing business with Vendor, including without limitation, the Vendor's creditworthiness, Customer agrees that Customer's obligation to pay rent and other amounts with respect to such Vehicle shall be unconditional and that Customer shall not be entitled to any reduction of, or setoff against, such amounts (provided, however, that any such payment shall not prejudice Customer's right to claim adjustment or reimbursement):

3. TERM OF AGREEMENT. This Agreement shall commence on the Effective Date, and continue until canceled or terminated by either party upon 30 days' written notice to the other. Notwithstanding termination, this Agreement shall remain in effect with respect to each Vehicle then leased and each Vehicle Order processed by GECFS until all terms and conditions of this Agreement are satisfied.

4. LEASE TERM. The noncancelable minimum Lease Term for each Vehicle is 367 days beginning upon Customer's acceptance. Thereafter, the Lease Term may be renewed monthly for the lesser of the Maximum Lease Term (autos: 50 months; light trucks: 72 months; and medium and heavy trucks: 96 months) or the amortization term set in the respective Vehicle Order.

5. OPERATION. Customer shall operate the Vehicles in the United States and in accordance with applicable federal, state and local law governing Vehicle use, operation, maintenance or alteration. Customer agrees to repair the Vehicles and to maintain them in safe and good mechanical condition. All additions to a Vehicle become the property of GECFS and shall be surrendered with the Vehicle. NO VEHICLES MAY BE USED TO TRANSPORT PERSONS FOR HIRE OR HAZARDOUS SUBSTANCES.

6. NET LEASE. Customer covenants that it will pay all costs, expenses, fees, charges, fines, and taxes incurred in connection with the Vehicle's titling, registration, delivery, purchase, sale, rental, modification, and arising from the operation or use of the Vehicle during its Lease Term. If GECFS pays any of the foregoing amounts, Customer shall promptly reimburse GECFS and pay GECFS' then current administrative charge.

7. RENTAL CHARGES. Customer will pay rental for the Vehicles in accordance with the Rate Schedule, as well as all other rental charges provided for in this Agreement. Rental payment obligations shall begin on the first day of the calendar month following acceptance. Customer agrees that, from the time of acceptance of the Vehicle by Customer to the time when such rental charges are payable, Customer will pay interim rental in an amount equal to the monthly rental charge pro-rated on a daily basis based on the actual number of days in the month. Rental payment obligations end on the last day of the month prior to sale. Customer agrees to pay interim rental for the month of sale until the date of sale in an amount equal to the monthly rental charge pro-rated on a daily basis based on the actual number of days in the month. If a Vehicle Order specifies a Vehicle requiring modifications, such that it is necessary or desirable for GECFS to pay for an incomplete Vehicle or its components, GECFS shall charge Customer, as additional rental, interim financing as provided in the Rate Schedule.

8. PAYMENT TERMS. Time is of the essence. All charges are due and payable within 10 days of the date of invoice. Late payments will be charged in the amount of the lesser of 1 1/2% or the highest legal interest rate, per month or fraction thereof. It is the intent of GECFS that it not receive directly or indirectly any amount in excess of that amount which may be legally paid. Any excess charges will be credited to Customer or, upon request of Customer, refunded. Customer agrees to carefully review each invoice or other statement provided by GECFS. If Customer identifies a billing error, Customer will advise GECFS promptly and in such event, GECFS' sole liability and Customer's exclusive remedy shall be appropriate adjustments in Customer's account. All charges are based upon GECFS' standard operating routines, existing business policy and computer systems capabilities.

9. SURRENDER OF VEHICLES. At the end of the minimum Lease Term, Customer may, and at the end of the Lease Term, Customer shall, upon reasonable written notice to GECFS, deliver the Vehicle to GECFS at a mutually agreed location. Upon surrender or, if not surrendered, at final disposition, the Vehicle shall be in good, safe and lawful operating condition. Surrender of the Vehicle shall not be effective until GECFS has actual physical possession of the Vehicle and has received all license plates, registration certificates, documents of title, odometer and damage disclosures and other documentation necessary for the sale of the Vehicle. If, upon Customer request, GECFS accepts an offer to purchase a Vehicle from a Customer or a purchaser identified by Customer and GECFS does not take actual physical possession of the Vehicle, neither surrender nor sale shall be deemed to occur until GECFS delivers the certificate of title and receives payment. Any personal property in a Vehicle upon surrender shall be deemed abandoned and may be disposed of by GECFS without liability.

10. SALE OF VEHICLES. GECFS shall, and Customer may, solicit from prospective purchasers wholesale cash bids for Vehicles. Such Vehicles shall be sold in a commercially reasonable manner. From the sales proceeds, GECFS shall deduct all direct sales expenses paid or incurred by GECFS as well as the sale fee set forth in the Rate Schedule, the balance remaining to constitute the Net Proceeds which shall be payable to GECFS. If GECFS sells any vehicle owned by Customer or a third party, Customer agrees that
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the sale of such vehicle shall be subject to the indemnity herein and to pay
GECFS' then current sale fee.

11. TERMINAL RENTAL ADJUSTMENT. As an incentive to the Customer to maintain the value of the Vehicle by good maintenance, repair and careful use during its Lease Term, the parties agree that the enhancement or reduction in value shall be compensated as follows:

         a. Refund of Rental. If the Net Proceeds exceed the Book Value (as to each Vehicle, its Capitalized Cost, as defined in the Rate Schedule, reduced by appropriate amortization), GECFS shall retain an amount equal to the Book Value, and remit the excess to the Customer as a refund of rental.

         b. Rental Charge. If the Net Proceeds are less than the Book Value, Customer shall pay GECFS the amount of the difference.

12. INSURANCE. Customer shall maintain the following coverages during the Lease Term of each Vehicle with an insurance company acceptable to GECFS and deliver to GECFS a certificate thereof:

         a. Automobile liability insurance naming GECFS as an Additional Insured with limits of coverage as GECFS may require, but in no event less than $1 million combined single limit per occurrence ($5 million for Vehicles capable of transporting 9 or more passengers). No self-insured retention or deductible is permissible.

         b. Comprehensive and collision insurance naming GECFS as Loss Payee with coverage for the actual cash value of each Vehicle and subject to a deductible no greater than the amount specified on the Rate Schedule. Notwithstanding the foregoing, with respect to Comprehensive and Collision coverage, Customer may self-insure for the Actual Cash Value of the Vehicles (for physical damage to the Vehicles), and, in such event GECFS would not be named as Loss Payee. Customer shall bear all risk of loss, damage or destruction to the Vehicle (which may exceed actual cash value), however caused, from the time of acceptance until surrender to GECFS.

         c. Conditions. All insurance policies shall provide for 30 days' prior written notice to GECFS of any cancellation or reduction in coverage. Customer authorizes GECFS to endorse Customer's name to insurance checks related to the Vehicles.

13. INDEMNITY. CUSTOMER WILL INDEMNIFY AND DEFEND GECFS (INCLUDING ANY OF
ITS AFFILIATES) AGAINST ANY LOSS, LIABILITY, OR CLAIM, DIRECTLY OR INDIRECTLY RELATING TO THE LEASE, MAINTENANCE, USE, CONDITION (INCLUDING BUT NOT LIMITED TO, PATENT OR LATENT DEFECTS WHETHER OR NOT DISCOVERABLE, PRODUCT LIABILITY CLAIMS OR THE CONDITION OF THE VEHICLE AT SURRENDER) OR SURRENDER OF ANY VEHICLE BETWEEN THE TIME OF DELIVERY TO CUSTOMER AND THE TIME OF SURRENDER. IF GECFS SELLS ANY VEHICLE TO CUSTOMER, ANY OF ITS EMPLOYEES OR A PURCHASER FROM WHOM CUSTOMER OBTAINS AN OFFER, CUSTOMER'S COVENANTS OF INDEMNITY WITH RESPECT TO SUCH VEHICLE SHALL CONTINUE. THIS INDEMNITY IS ABSOLUTE AND UNCONDITIONAL AND INCLUDES CLAIMS OF NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, BUT DOES NOT EXTEND TO CLAIMS OR LIABILITY ARISING FROM THE ACTIVE NEGLIGENCE OR WILLFUL MISCONDUCT OF GECFS, ITS AGENTS OR EMPLOYEES WHICH IS THE DIRECT AND PROXIMATE CAUSE OF SUCH LOSS, LIABILITY OR CLAIM, PROVIDED, HOWEVER, THAT ACTIVE NEGLIGENCE SHALL NOT BE CONSTRUED TO INCLUDE NEGLIGENCE WHICH MAY BE DIRECTLY OR INDIRECTLY IMPUTED TO GECFS DUE TO ACTION OR INACTION OF CUSTOMER, ANY EMPLOYEE OR AGENT OF CUSTOMER. THIS INDEMNITY WILL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

14. NATURE OF AGREEMENT. THE PARTIES INTEND ALL LEASES OF VEHICLES HEREUNDER TO BE TRUE LEASES PURSUANT TO MINNESOTA STATUTES SECTION 168A.17 SUBSECTION 1A. Customer has no right, title or interest in and to any Vehicle leased hereunder except as lessee, and Customer has no option to purchase any Vehicle. GECFS has the right to mark the Vehicle at any time stating its interest as owner and to receive and retain compensation related to the Vehicles from manufacturers, suppliers and vendors. Without prejudice to the intention of the parties that this Agreement be a lease, Customer hereby grants GECFS a security interest in the Vehicles and all proceeds, accessions, documents, instruments, accounts, chattel paper, equipment and general intangibles related thereto to secure all obligations of Customer to GECFS under this or any other agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement.

15. FINANCIAL INFORMATION. The creditworthiness of Customer and any guarantor is a material condition to this Agreement. Customer shall provide GECFS with financial information reasonably requested by and satisfactory to GECFS each year of this Agreement. Nothing herein shall be construed to require GECFS to accept any Vehicle Order.

16. DEFAULT; REMEDIES. If Customer shall fail to make the payments or maintain insurance coverage as herein required or after 30 days' written notice shall fall to perform any of its other covenants under this Agreement, or Customer or any guarantor shall (i) make an assignment for the benefit of creditors, or suffer a receiver or trustee to be appointed, or file or suffer to be filed any petition under any bankruptcy or insolvency law of any jurisdiction; or (ii) discontinue business; or (iii) cease its corporate or partnership existence or die; or (iv) be in default under any other agreement it may have with GECFS; or
(v) suffer a material adverse change in operating or financial condition which materially impairs Customer's ability to perform its obligations hereunder or GECFS' title to or rights in the Vehicles; or (vi) make any representation or warranty herein, or in any document delivered to GECFS in connection herewith, which shall prove to be false or misleading in any material respect; then in such event Customer shall be in default under this Agreement. A default under the terms of this Agreement shall constitute a default under any other agreement Customer has with GECFS. GECFS shall have the right to offset any amounts due to Customer against amounts due to GECFS and all rights and remedies available at law or in equity; all such rights and remedies to be cumulative and not exclusive.

17. LIMITATION OF DAMAGES. EXCEPT WITH RESPECT TO CUSTOMER'S OBLIGATIONS OF INDEMNITY, EACH PARTY AGREES THAT: ITS SOLE AND EXCLUSIVE REMEDY FOR ANY MATTER OR CAUSE OF ACTION RELATED DIRECTLY OR INDIRECTLY TO ANY CLAIM RELATED TO THE SUBJECT MATTER HEREOF BY THE OTHER PARTY TO THIS AGREEMENT SHALL BE A CONTRACT ACTION; DAMAGES SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES INCURRED; AND NO INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES WILL BE CLAIMED.

18. ASSIGNMENTS. CUSTOMER SHALL NOT ASSIGN, SUBLET, LIEN, ENCUMBER, OR TRANSFER ANY INTEREST IN ANY OF THE VEHICLES LEASED HEREUNDER OR ANY INTEREST IN THIS AGREEMENT TO ANY PARTY WITHOUT THE WRITTEN CONSENT OF GECFS. ANY SUCH CONSENT BY GECFS SHALL NOT RELIEVE CUSTOMER OF ITS OBLIGATIONS AND LIABILITIES. GECFS may assign all or any part of its right, title and interest in this Agreement or the Vehicles, including all receivables, provided that any such assignment does not relieve GECFS of any of its obligations.

19. RELATED ENTITIES. Any Vehicles leased or operated by present or future subsidiaries, parents or affiliates of Customer shall be within the terms and conditions of this Agreement, unless covered by a separate agreement with such subsidiary, parent or affiliate, and Customer agrees that, in the event such subsidiary, parent or affiliate does not perform according to the terms and conditions of this Agreement, Customer guarantees such performance.

20. THE PARTIES DESIRE TO PROVIDE FOR A PROMPT AND FAIR METHOD OF RESOLUTION OF ALL DISPUTES WHICH THE PARTIES BELIEVE WILL BE ACHIEVED THROUGH THE RESOLUTION OF ANY DISPUTES UNDER THIS AGREEMENT BY A SINGLE, EXPERIENCED ARBITRATOR. Any dispute, claim or controversy directly or indirectly arising out of or related to this Agreement or the breach, termination or validity hereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The AAA shall appoint a retired judge as an arbitrator. The arbitrator is not empowered to award damages in excess of compensatory damages or any class action remedies. The place of arbitration shall be New York, New York. Judgment upon the award may be entered by any court having jurisdiction thereof. Notwithstanding any of the foregoing and without prejudice to arbitration in accordance with this provision, the parties recognize that in cases where time is of the essence, arbitration may not proceed with the speed required to protect the parties' interests, therefore either party may seek provisional remedies through the courts, including, without limitation, injunctive relief and replevin, pending a final resolution of the dispute through arbitration. IF ANY ACTION OR PROCEEDING ARISING
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OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP
ESTABLISHED IN THIS AGREEMENT FOR ANY REASON PROCEEDS TO LITIGATION, THE
PARTIES HEREBY (1) WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ORDER TO ENABLE
A JUDGE TO RESOLVE ANY DISPUTE AND (2) AGREE THAT ANY SUCH ACTION OR PROCEEDING MAY BE FILED IN ANY COURT OF RECORD IN THE STATE OF TEXAS OR IN THE STATE OF MINNESOTA AND THAT EACH PARTY WAIVES OBJECTION TO VENUE IN ANY SUCH COURT.

21. GOVERNING LAW. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY GECFS IN MINNESOTA, AND SHALL, UPON SUCH EXECUTION, BE DEEMED EFFECTIVE AS OF THE EFFECTIVE DATE. THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN ALL QUESTIONS OR DISPUTES RELATING TO THE VALIDITY, INTERPRETATION, PERFORMANCE, ENFORCEMENT, OR EFFECT OF THIS AGREEMENT, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

22. ODOMETER DISCLOSURE STATEMENT. Federal law (and State law, if applicable) requires that Customer as lessee disclose, and Customer shall disclose, the mileage of each Vehicle to GECFS in connection with the transfer of ownership of the Vehicle. Failure to complete an odometer disclosure statement or making a false statement may result in fines and/or imprisonment.

23. PRIOR AGREEMENTS. Except for Vehicles subject to closed-end lease agreements, all Vehicles leased from GECFS shall, as of the Effective Date of this Agreement, be subject to the terms and conditions of this Agreement except with respect to Rental Charges which shall continue to be determined in accordance with the lease agreement in effect at the time that the Vehicle was originally leased.

24. MODIFICATIONS. This Agreement, its Exhibits, Rate Schedules, Vehicle Orders, and amendments contain the entire understanding of the parties and merge all oral understandings. Customer may issue purchase orders for administrative convenience, but such purchase orders are subject to the terms and conditions of this Agreement and shall not amend or supplement it. Any modifications, changes, or amendments may be made only in a writing duly signed by Customer and GECFS. Failure of either party to enforce any right shall not be deemed a waiver of such right.

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IMPORTANT! PLEASE INITIAL BELOW:
===============================================================================


GECFS Initials PAE                   CUSTOMER INITIALS DC
               --------------                          --------------


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized representatives.

UNIVERSAL COMPRESSION, INC.
(CUSTOMER)

By:  /s/ DOUG COUVILLION
   --------------------------------------

Title: VICE PRESIDENT
      -----------------------------------
      (President, Vice President,
       Treasurer, or provide certificate
       of authority)

Address: 4430 Baltimore Road
         Houston, TX 77041

GE CAPITAL FLEET SERVICES (GECFS)

By:  /s/ PATTY A. EDEN
   --------------------------------------

Title: Authorized Signatory
Address: Three Capital Drive,
         Eden Prairie, MN 55344

EFFECTIVE DATE: 6-17-99
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GE CAPITAL
FLEET SERVICES
                                                          MASTER LEASE AGREEMENT
                                                      BUSINESS USE CERTIFICATION

1. Customer certifies under penalty of perjury that it intends the Vehicles leased pursuant to this Agreement to be used more than 50% in the trade or business of Customer, and

2. Customer has been advised that GECFS and not Customer will be treated as the owner of the Vehicles for Federal Income Tax purposes.

                                    UNIVERSAL COMPRESSION, INC.
                                    (CUSTOMER)

                                    By: /s/ DOUG COUVILLION
                                       --------------------------------

                                    Title: Vice President
                                          -----------------------------
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GE CAPITAL
FLEET SERVICES

EFFECTIVE DATE: 6-17-99                                   MASTER LEASE AGREEMENT
                                                          RATE SCHEDULE


CAPITALIZED COST: (i) Manufacturer's invoice price of the Vehicle plus dealer charges, if any; (ii) Invoice price of any additions pursuant to Customer's request; (iii) applicable sales and acquisition taxes calculated on the foregoing (actual tax paid may be less due to credits taken by GECFS); and (iv) a markup as set forth below. Adjustments which occur after GECFS' payment for the Vehicle may be credited or billed to Customer.

Type of Vehicle                                       Markup or Markdown Adjustment
Factory Orders: Domestic Cars
         & Lt. Trucks except those below               Less $400
Alaska & Hawaii Delivery of Factory
         Ordered Vehicles                             Plus Courtesy Delivery Fees
Stock & Direct Purchases,
         Saturns and Foreign Vehicles                 Plus 2% of Capitalized Cost before Markup

MONTHLY RENTAL IS THE SUM OF:
Amortization: The rate selected by Customer in the Vehicle Order from the range of rates below or as accepted by GECFS multiplied by the Capitalized Cost.

Vehicle Type                                 Months            Rate         Months        Rate
Cars & Lt. Trucks with annual mileage in
excess of 80,000 miles                        12              8.3334%         35         2.8671%
Cars                                          36              2.7778%         60         2.0000%
Lt. Trucks                                    36              2.7778%         60         1.6657%

MANAGEMENT FEE: The applicable rate set forth below multiplied by the Capitalized Cost; and

INTEREST: If fixed: averaged over the Levelized Period, computed by multiplying the average unamortized Book Value by the Index Rate plus the Adder divided by
12. Upon disposition of a Vehicle, Customer shall pay deficit interest equal to the difference, if any, between actual simple interest and the averaged interest billed. If float: computed by multiplying the unamortized Book Value by the Index Rate plus the Adder divided by 12.

TREASURY NOTE RATE: the yield in the "Treasury Notes, Bonds and Bills" column of The Wall Street Journal as in effect on the 15th day of the month preceding the date of delivery, for the current "on the run" Treasury Notes maturing in the years specified below. The rate shall be the yield which most closely approximates par for the appropriate maturity.

COMMERCIAL PAPER RATE: the yield for 30-day high-grade unsecured notes sold through dealers by major corporations as listed in the "Money Rates" column of The Wall Street Journal as in effect on the 15th day of the month preceding rental billing, discounted to maturity, divided by 360 and multiplied by 365, plus an additional 15.5 basis points for issuance costs, broker's fees and other administrative costs.

Vehicle Type               Fixed or Float    Levelized Period           Index Rate                 Adder              Management Fee
Cars & Lt. Trucks          Float             N/A                        Commercial Paper           100 basis points         .050%
Cars & Lt. Trucks          Fixed             12 months                  2 Yr. Treasury Notes       150 basis points         .050%

INTERIM FINANCING: charged at the Prime Rate plus one percent for the period(s) beginning with each advance of funds for an uncompleted Vehicle and ending on the day preceding the first monthly rental billing for the Vehicle. Prime Rate: the rate quoted as the prime rate (in the "Money Rates" column of The Wall Street Journal as in effect on the date of each advance, divided by 360 and multiplied by 365.

SALE FEE: None.

DEDUCTIBLE PERMITTED ON COMPREHENSIVE AND COLLISION INSURANCE: Actual Cash Value (Customer approved to self-insure for physical damage to the Vehicles).

UNIVERSAL COMPRESSION, INC.                   GE CAPITAL FLEET SERVICES

By: /s/ DOUG COUVILLION                       By: /s/ PATTY A. EDEN
   -------------------------------------         -------------------------------

Title: Vice President                         Title: Authorized Signatory
      ----------------------------------
      (President, Vice President,
      Treasurer, or provide certificate
      of authority)